Exhibit 10.22

SEVENTH AMENDMENT TO THE

BIRDS EYE FOODS MASTER SALARIED RETIREMENT PLAN

This amendment is adopted by Birds Eye Foods, Inc., a corporation duly formed and existing under and by virtue of the laws of the State of Delaware (referred to herein as the “Employer”).

WITNESSETH

WHEREAS, the Employer has adopted the Birds Eye Foods Master Salaried Retirement Plan (the “Plan”) which was amended and restated effective January 1, 2001, and

WHEREAS, the Employer has reserved the right pursuant to Section 10.1 of the Plan to amend it at any time, and

WHEREAS, the Employer now wishes to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2007 by revising Paragraph (b) of Section 5.5 to read as follows:

5.5 (b)               Election of Optional Forms.  A Participant may elect by filing an election in writing with the Pension Committee to convert his retirement benefit otherwise payable to him into payments with an Actuarial Equivalent value pursuant to any of the options available to him hereunder so long as such election is made prior to the Participant’s Actual Retirement Date.  Such election or any new election under Section 5.5(c) (Options Available) below shall be made on a form approved by the Pension Committee and shall contain the consent of the Participant’s Spouse to such election.  Such consent shall contain the Spouse’s acknowledgement of the effect of the election and be witnessed by a Plan representative or a notary public.  If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, no consent will be required.  The Plan Administrator shall notify each Participant in writing not more than ninety (90) days before the Actual Retirement Date (180 days with respect to Actual Retirement Dates commencing on or after January 1, 2007), and at least thirty (30) days before the Actual Retirement Date of his right to elect an optional form of benefit.  The notice shall also indicate the availability of a written explanation of the terms and conditions of the form of benefit normally applicable for the Participant and the effect that an election of an optional form of benefit will have on his monthly annuity payment.  Effective with respect to Actual Retirement Dates commencing on and after January 1, 1997, a Participant may elect an Actual Retirement Date that is less than thirty (30) days prior to the date such notice is provided if: (i) he has at least thirty (30) days in which to make his election; (ii) he may revoke any such election at any time ending on the Actual Retirement Date but not less than seven (7) days after the date such notice is provided; and (iii) such notice is provided prior to the Actual Retirement Date.

IN WITNESS WHEREOF, this Amendment has been executed this 28th day of December, 2006.

BIRDS EYE FOODS, INC.

/s/ Lois Warlick-Jarvie

By: Lois Warlick-Jarvie

Title: Senior Vice President of Administration